Polyair Inter Pack Inc
                             Audit Committee Charter

PURPOSE

The primary functions of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the:

(i) Company's systems of internal controls regarding finance, accounting, legal compliance and adherence to the Company's Code of Conduct;

(ii) Company's auditing, accounting and financial reporting processes generally;

(iii) Company's financial statements and other financial information provided by the Company to its shareholders and others.


Consistent with these functions, the Committee will encourage continuous improvement of, and foster adherence to, the Company's policies, procedures and practices at all levels.

AUTHORITY


The Audit Committee is empowered to:

1.   Be directly responsible for:

a. The nomination of the external auditor to be nominated for the purpose of preparing or issuing an auditor's report or performing other audit, review or attest services for the Company; and

b.   The compensation of the external auditor.

2. Be directly responsible for overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor's report or performing other audit, review or attest services for the Company, including the resolution of disagreements between management and the external auditor regarding financial reporting.

3. Pre-approve all non-audit services to be provided to the Company or its subsidiary entities by the Company's external auditor.

4. Review the Company's financial statements, MD&A and annual and interim earnings press releases before the Company publicly discloses this information.

5. Be satisfied that adequate procedures are in place for the review of the Company's public disclosure of financial information extracted or derived from the Company's financial statements, and must periodically assess the adequacy of those procedures.

6.   Establish procedures for:

a. The receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

b. The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

7. Review and approve the Company's hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the Company.

8. Engage independent counsel and other advisors, set and pay their compensation and communicate directly with the auditors.


COMPOSITION AND APPOINTMENT

The Audit Committee shall be composed of three or more members of the Board, each of whom:

(i) Shall be an "independent director" as defined by applicable securities legislation that governs the Company;

(ii) Shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company during the past three years; and

(iii) Is able to read and understand financial statements that present the breadth and level of complexity of accounting issues that are found in the Company's statements. The Company provides in its Annual Information Form a description of each Committee member's education and experience.


The Board shall appoint the members of the Audit Committee at such times as the Board may deem necessary or appropriate.


MEETINGS/ATTENDANCE


The Committee will meet at least quarterly. A quorum shall consist of at least two members. The Audit Committee shall determine attendance at all meetings. Meetings may be held in person, by conference telephone call, or by any individual member participating by conference telephone or videoconference.


The Chairperson shall, in consultation with management and the external auditors, establish the agenda for the meetings and ensure that properly prepared agenda materials are circulated to members in sufficient time for study prior to the meeting. Audit Committee members may recommend agenda items subject to approval of the agenda by the Committee.


The Audit Committee will maintain minutes of its meetings.


RESPONSIBILITIES AND DUTIES


While the Audit Committee has the specific authority, set forth below, it is not the duty of the Audit Committee to plan or conduct audits or determine that the Company's financial statements are complete and accurate or in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company.




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A.            Annual Financial Information

1. Prior to public release, review the annual consolidated financial statements, management's discussion and analysis report and related regulatory filings and recommend their approval to the Board, after discussing with management and the external auditors, matters pertaining to:

(i)           The selection, application, and quality of accounting policies;

(ii)          Significant accounting judgements, accruals and estimates; and

(iii) Significant disclosure or presentation issues addressed by management and the external auditor during the course of the audit and preparation of the financial statements.

2.            Review the planning and results of the external audit, including:
o The scope of the audit, including areas of audit risk, timetable, deadlines, materiality limits and extent of internal control testing;

o        The auditor's report; and

o Review any management letter or other recommendations for the improvement of the Company's accounting practices or internal controls provided to the Company by the Company's external auditors and management's response to such letter.


B. Interim Financial Statements

Prior to public release review interim financial statements, including management's discussion and analysis report and associated press release that are published or issued to regulatory authorities and recommend approval by the Board of Directors, after completion of the following:
(i) Obtain reasonable assurance that the process for preparing these statements is reliable and consistent with the process for preparing annual financial statements; and

(ii) Discuss with the external auditors the results of their quarterly review engagement and ensure that any disagreements between management and the external auditors are resolved.


C.       External Auditor


The Audit Committee shall ensure that the External Auditor understands their ultimate accountability to the Board and the Audit Committee, as representatives of the Company's shareholders and shall strengthen and preserve external auditor independence by:

o Periodically discussing with the external auditors, without Management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Company's accounting principles and financial disclosure practices, as applied in its financial reporting, (ii) the co-operation received by the external auditor from management and (iii) the completeness and accuracy of the Company's financial statements; and

o Receiving from the external auditor a letter which summarizes the non-audit services provided during the year and declaring their independence from the Company and reviewing the non-audit engagements undertaken by the audit firm for Polyair and assessing their impact on the external auditor's objectivity and independence.


D.   Compliance, Reporting and Other Responsibilities

1. Regularly report to the board of directors about committee activities, issues, and related recommendations. Annually review the Audit Committee Charter and recommend appropriate changes to the Board of Directors.

2.   Review the findings of any examinations by regulatory agencies.

3. Review whether management has put in place effective control systems and procedures to ensure that corporate assets are safeguarded, expenditures and the commitment of Company resources are properly authorized.

4. Institute and oversee special investigations with respect to matters which fall within the responsibility or mandate of the Audit Committee, as may be needed or as authorized by the Board.

5. Arrange for disclosure of or appropriate access to the Audit Committee Charter for all shareholders through the Company's web site.

6. Perform any other activities consistent with this Charter, Polyair's bylaws and governing law, as the Committee or Board deems necessary or appropriate.

7.   Be directly responsible for:

a. The nomination of the external auditor to be nominated for the purpose of preparing or issuing an auditor's report or performing other audit, review or attest services for the Company; and

b.   The compensation of the external auditor.

8. Be directly responsible for overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor's report or performing other audit, review or attest services for the Company, including the resolution of disagreements between management and the external auditor regarding financial reporting.

9. Pre-approve all non-audit services to be provided to the Company or its subsidiary entities by the Company's external auditor.

10. Review the Company's financial statements, MD&A and annual and interim earnings press releases before the Company publicly discloses this information.

11. Be satisfied that adequate procedures are in place for the review of the Company's public disclosure of financial information extracted or derived from the Company's financial statements, and must periodically assess the adequacy of those procedures.

12.  Establish procedures for:

a. The receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

b. The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

13. Review and approve the Company's hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the Company.